Exhibit 99.1

PRESS RELEASE

Cynapsus Therapeutics Announces Results of AGM

TORONTO, May 11, 2016 – Cynapsus Therapeutics Inc. (NASDAQ: CYNA) (TSX: CTH) (“Cynapsus” or the “Company”), a specialty central nervous system pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with Parkinson’s disease (“PD”), announced today the results of voting at its 2016 Annual and Special Meeting of shareholders (the “AGM”) held on May 10, 2016 in Toronto, Ontario.

A total of 7,603,279 common shares were voted at the AGM, representing 61.8% of the votes attached to all outstanding common shares.

Shareholders voted to re-elect the Company’s eight member board of directors (the “Board”). A summary of voting results relating to the re-election of the Board is below:

Name	Total Votes For (%)	Total Votes Withheld (%)
Anthony Giovinazzo	6,387,511 (99.93%)	4,588 (0.07%)
Tomer Gold	6,387,529 (99.93%)	4,570 (0.07%)
Ronald Hosking	6,387,406 (99.93%)	4,693 (0.07%)
Tamar Howson	6,386,511 (99.91%)	5,588 (0.09%)
Nan Hutchinson	5,246,056 (82.07%)	1,146,043 (17.93%)
Perry Molinoff	6,386,264 (99.91%)	5,835 (0.09%)
Ilan Oren	6,388,511 (99.94%)	3,588 (0.06%)
Rochelle Stenzler	4,497,327 (70.36%)	1,894,772 (29.64%)

In addition, Cynapsus shareholders voted to pass ordinary resolutions approving the following matters:

•	Ernst & Young LLP, Chartered Professional Accountants as the Company’s auditors with 7,595,395 (99.90%) total votes cast “For” and 7,884 (0.10%) total votes “Withheld”.

•	The Amended and Restated 10% “rolling” Stock Option Plan of the Company with 6,356,704 (99.45%) total votes cast “For” and 35,395 (0.55%) total votes “Against”.

•	New general by-law number 4 of the Company (the “New By-Law”) and the repeal of existing general by-law number 3 with 4,201,023 (65.72%) total votes cast “For” and 2,191,076 (34.28%) total votes “Against”. The New By-Law contains, among other things, advance notice provisions (the “Advance Notice Provisions”) which fix a deadline by which shareholders must provide notice to the Company of nominations for election to the board of directors, and require nominating shareholders to provide specified information in respect of their nominee. The Advance Notice Provisions will be operative for the next shareholders’ meeting at which directors are to be elected.

Voting results for the AGM are also available on SEDAR at www.sedar.com.

About Cynapsus

Cynapsus is a specialty central nervous system pharmaceutical company developing and preparing to commercialize a fast-acting, easy-to-use, sublingual thin film for the on-demand management of debilitating OFF episodes associated with PD. The Company has successfully completed a Phase 2 clinical trial for its product candidate, APL-130277, a sublingual formulation of apomorphine hydrochloride, or apomorphine. Apomorphine is the only molecule approved for acute, intermittent treatment of OFF episodes for advanced PD patients, but is currently only approved as a subcutaneous injection in the United States. APL-130277 is a “turning ON” medication designed to rapidly, safely and reliably convert a PD patient from the OFF to the ON state while avoiding many of the issues associated with subcutaneous delivery of apomorphine. It is designed to convert all types of OFF episodes, including morning OFF episodes, often considered the most difficult to treat. Cynapsus has initiated its Phase 3 clinical program for APL-130277, relying on the abbreviated Section 505(b)(2) regulatory pathway in the United States, and the Company intends to submit a new drug application near the end of 2016 or in early 2017. For additional company information, please visit our website at www.cynapsus.ca. For more information about the Phase 3 studies, including enrollment criteria, please visit the following website: http://cth300and301trials.cynapsus.ca/

Forward-Looking Statements

This announcement contains "forward-looking statements" within the meaning of applicable securities laws, including, without limitation, the Company’s expectation for filing an NDA near the end of 2016 or in early 2017; and expectations regarding the Company’s clinical and regulatory activities, including without limitation, the anticipated timing and completion of clinical studies. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These forward-looking statements are based on the Company’s current expectations and beliefs and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, and include, but are not limited to, those factors identified under the caption “Risk Factors” in the Company’s Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2016, as amended by Amendment No. 1 to Form 10-K/A filed with the SEC on March 18, 2016, and its other filings and reports in the United States with the SEC available on the SEC’s web site at www.sec.gov, and in Canada with the various Canadian securities regulators, which are available online at www.sedar.com. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes or otherwise, except as required by law.

Neither the NASDAQ nor the TSX has approved or disapproved of the contents of this press release.

Contact Information

Cynapsus

Kristen Galfetti

Vice President Investor Relations

(416) 703-2449 x246

kgalfetti@cynapsus.ca

Media Contact:

Russo Partners LLC

Matt Middleman

(212) 845-4272

matt.middleman@russopartnersllc.com

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